                                                                    EXHIBIT 23.3



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports covering the financial statements of US Foodservice Inc. and subsidiaries dated March 1, 1996 included in Rykoff-Sexton, Inc.'s Registration Statement on Form S-4 (Registration No. 333-02175) and to all references to our Firm included in this Registration Statement.


Philadelphia, Pennsylvania                       ARTHUR ANDERSEN LLP
July 31, 1997

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated June 7, 1996 included or incorporated by reference in Rykoff-Sexton, Inc.'s Form 10-K for the year ended April 27, 1996 and to all references to our Firm included in this Registration Statement.


Philadelphia, Pennsylvania                      ARTHUR ANDERSEN LLP
July 31, 1997

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports covering the financial statements of H&O Foods, Inc. dated November 29, 1995 included in Rykoff-Sexton, Inc.'s Current Report on Form 8-K dated November 1, 1995, as amended by Form 8-K/A-1 dated November 1, 1995 and to all references to our Firm included in this Registration Statement.


Philadelphia, Pennsylvania                      ARTHUR ANDERSEN LLP
July 31, 1997